Exhibit 10.16

October 21, 2016

Herman Schwarz

1706 Brandywine Court

Atlanta, GA 30338

Dear Herman:

As discussed, in order to allow for additional time for you and Providence to discuss the terms of your continued employment with The Providence Service Corporation (“Providence”) and Logisticare Solutions, LLC, the Term (as defined in Section 1(a) therein) of your March 24, 2014 Employment Agreement (the “Employment Agreement”) is hereby extended to January 3, 2017 from October 14, 2016.   No other provision of the Employment Agreement has changed.

Sincerely,
/s/ James M. Lindstrom

James Lindstrom Chief Executive Officer

Please confirm your agreement with the foregoing by signing below.

Date: 10/21/16	/s/ Herman Schwarz
Herman Schwarz

700 Canal Street, Third Floor ● Stamford, Connecticut 06902 ● 203/307.2800 ● www.prscholdings.com